EXHIBIT 10.7b

AMENDMENT NO. 1 TO

8% SECURED PROMISSORY NOTE

El Capitan Precious Metals, Inc., a Nevada corporation (the “Maker”) previously executed that certain 8% Secured Promissory Note dated October 17, 2014 and made payable to Connelly Land LLC, a Minnesota limited liability company (the “Payee”), in the original principal sum of Five Hundred Thousand Dollars ($500,000.00) (the “Note”). Capitalized terms not otherwise defined in this First Amendment shall have the meaning ascribed to them in the Note.

WHEREAS, Maker and Payee mutually wish to amend the Note to extend the Maturity Date from July 17, 2015 until January 17, 2016.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, Borrower and Bank agree as follows:

1.     Maker and Payee agree that the Maturity Date is hereby extended until January 17, 2016.

2.     In consideration for the extension of the Maturity Date, the Payee and will receive an amended three year common stock purchase warrant to purchase 4,714,286 shares (subject to adjustment) of common stock of the Company at an exercise price of $0.07 per share, the closing price of the stock on the date of this agreed to Amendment.

3.     The warrant issued to the Payee dated October 17, 2014; Warrant Number 2014-1, will be cancelled.

4.     If the loan should be paid in full prior to the amended Maturity Date, the amended common stock purchase warrants will be reduced to an amount equal to the percentage of days the principle balance was outstanding during the extension period to the total days in the extension period times 4,714,286.

5.     Except as specifically amended hereby or previously amended in writing, the Note shall remain in full force and effect in accordance with its terms.

6.     Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

The parties have executed this Amendment No. 1 to 8% Secured Promissory Note to be effective as of August 24, 2015.

MAKER:

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John F. Stapleton
Name:	John F. Stapleton
Title:	Chief Financial Officer

CONNELLY LAND LLC

By:	/s/ Jason Connelly
Name:	Jason Connelly
Title:	President

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FORM OF

COMMON STOCK PURCHASE WARRANT

The Warrant and the securities issuable upon exercise of this Warrant (the “Securities”) have not been registered under the Securities Act of 1933 (the “Securities Act”) or under any state securities or Blue Sky laws (“Blue Sky Laws”). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities or any interest therein may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable Blue Sky Laws or (b) if the Company has been furnished with both an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the Securities Act and applicable Blue Sky Laws, and assurances that the transfer, sale, assignment, pledge, hypothecation or other disposition will be made only in compliance with the conditions of any such registration or exemption.

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

EL CAPITAN PRECIOUS METALS, INC.

August 19, 2015

Warrant No. 2015-1	4,714,286 Shares

This certifies that, for value received, Connelly Land LLC, a Minnesota limited liability company, or its successors or assigns (“Holder”), is entitled to purchase from El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”) Four Million Seven Hundred Fourteen Thousand Two Hundred Eighty-six (4,714,286) fully paid and nonassessable shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at an exercise price of $0.07 per Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant has been issued to the Holder by the Company pursuant to that certain Note and Warrant Purchase Agreement dated even with the date hereof (the “Purchase Agreement”). This Warrant may be exercised by Holder at any time after the date hereof; provided, however, that Holder shall in no event have the right to exercise this Warrant or any portion hereof later than August 19, 2018.

This Warrant is subject to the following provisions, terms and conditions:

1.      Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Company’s headquarters office in Scottsdale, Arizona, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company (or at any time within the period above named), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. The Company agrees that the Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment received for such Shares as aforesaid. Certificates for the Shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

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2.      Transferability of this Warrant. This Warrant is issued upon the following terms, to which Holder consents and agrees:

(a)    Until this Warrant is transferred on the books of the Company, the Company will treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b)    This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c)    Prior to making any disposition of this Warrant or of any of the Shares underlying this Warrant, the Holder will give written notice to the Company describing the manner of any such proposed disposition. The Warrant may not be transferred, and the Shares may not be transferred, without the Holder obtaining an opinion of counsel satisfactory in form and substance to the Company’s counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act of 1933, as amended (“Securities Act”), and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of counsel.

(d)    Neither this issuance of this Warrant nor the issuance of the Shares underlying this Warrant has been registered under the Securities Act.

3.      Certain Covenants of the Company. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, except those that may be created by or imposed upon the Holder or its property. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

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4.      Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

(a)    Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock (“Common Stock Equivalents”) shall be paid by the Company, (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares, or (iii) the Company shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.01 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.01 per share.

(b)    Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         The number of shares Purchasable on Exercise of Warrants will be amended if the loan should be paid in full prior to the amended Maturity Date, January 17, 2016. The amended common stock purchase warrants will be reduced to an amount equal to the percentage of days the principle balance was outstanding during the extension period to the total days in the extension period times 4,714,286. The Extension Period is July 17, 2015 to January 17, 2016.

(c)    Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrant, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d)    Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be any capital reorganization of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), or any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if such Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Shares issuable upon the exercise of the Warrants) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of this Warrant as if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not affect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to Holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions Holder shall be entitled to purchase.

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5.      No Rights as Stockholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Company.

6.      Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the Laws of the State of Nevada, without giving effect to principles of conflicts of law or choice of law that would cause the substantive laws of any other jurisdiction to apply.

7.      Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

8.      Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telefaxed and confirmed to the Holder at his or her address set forth on the records of the Company; or if sent to the Company shall be mailed, delivered, or telefaxed and confirmed to El Capitan Precious Metals, Inc., 8390 Via de Ventura, Suite F-110, #215, Scottsdale, Arizona 85258, Attention: Chief Financial Officer, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

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IN WITNESS WHEREOF, El Capitan Precious Metals, Inc. has caused this Warrant to be signed by its duly authorized officer in the date set forth above.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John F. Stapleton
Name:	John F. Stapleton
Title:	Chief Financial Officer

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SUBSCRIPTION FORM

To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________ of the shares of Common Stock of El Capitan Precious Metals, Inc. (the “Shares”) to which such Warrant relates and herewith makes payment of $_____________ therefor in cash, certified check or bank draft and requests that a certificate evidencing the Shares be delivered to, _____________________________, the address for whom is set forth below the signature of the undersigned:

Dated: ____________________

________________________________________
(Signature)

________________________________________
________________________________________
(Address)

˜ ˜ ˜

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right to purchase shares of Common Stock of El Capitan Precious Metals, Inc. to which the within Warrant relates and appoints ____________________ attorney, to transfer said right on the books of _________________ with full power of substitution in the premises.

Dated: ____________________

________________________________________
(Signature)

________________________________________
________________________________________
(Address)

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